Exhibit 99.1


                                  A.L. CLIFFORD



April 8, 2005



Board of Directors
Eagle Broadband, Inc.
101 Courageous Drive
League City, Texas 77573



Dear Fellow Board Members:

After much deliberation, I hereby resign my position as a member of the Board of Directors of Eagle Broadband, Inc., effective immediately. I have been privileged to be part of this Company's life as a member of the Board since the early years. As you know, I have been giving this matter thought for some time now. However, I have determined that in light of my commitments to my company, DYNAFLEX, Inc., and for various other business and personal reasons, I should resign at this time.

Sincerely,

/s/ A. L. Clifford
------------------
A. L. Clifford



cc:    Christopher W. Futer, Secretary
       Robert A. Greising, Krieg DeVault